SIXTH AMENDMENT
                                    TO
                        LOAN AND SECURITY AGREEMENT

     THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of February 13, 1997, and entered into by and between BANKAMERICA BUSINESS CREDIT, INC. ( Lender ) and LSB INDUSTRIES, INC. ("Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Loan and Security Agreement dated December 12, 1994, as amended by (i) that certain First Amendment to Loan and Security Agreement dated as of August 17, 1995,
(ii) that certain Second Amendment to Loan and Security Agreement dated as of December 1, 1995, (iii) that certain Third Amendment to Loan and Security Agreement dated as of April 1, 1996, (iv) that certain Fourth Amendment to Loan and Security Agreement dated as of July 1, 1996, and (v) that certain Fifth Amendment to Loan and Security Agreement dated as of November 18, 1996 (as so amended, the "Agreement");

     WHEREAS, Lender and Borrower desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                 ARTICLE I

                                Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

     Section 1.02. Amended Definitions. The definition of "Guarantor Subsidiaries" is hereby amended to read as follows:

          "'Guarantor Subsidiaries' means Universal Tech Corporation, LSB Chemical Corp., L&S Automotive Products, Co. (f/k/a LSB Bearing Corp.), International Bearing, Inc., LSB Extrusion Co., Rotex Corporation, Tribonetics Corporation, Summit Machine Tool Systems, Inc., Hercules Energy Manufacturing Corporation, Morey Machinery Manufacturing Corporation, CHP Corporation, Koax Corp., APR Corporation, and El Dorado Nitrogen Company."


                                ARTICLE II

                                Amendments

     Section 2.01. Amendment to Section 9.15. Section 9.15 of the Agreement is hereby amended to read in its entirety as follows:

          "9.15     Capital Expenditures.  Borrower shall not make or incur any
     Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the LSB Borrowing Group during the following periods would exceed the following amounts: Fiscal Year ending December 31, 1996; $14,500,000; Fiscal Year ending December 31, 1997 and each Fiscal Year thereafter: $6,000,000."

     Section 2.02. Amendment to Section 11.1. Section 11.1 is hereby amended by adding a new subsection (q) which reads as follows:

           (q) any of the LSB-Related Loan Agreements are terminated independently of the other LSB-Related Loan Agreements without Lender's prior written consent, or as otherwise provided in such LSB-Related Loan Agreement.

All other subsections of Section 11.1 remain unchanged.

     Section 2.03. Amendment to Section 13.10. The Lender's address and the address of Borrower's legal counsel as provided in the Notices provision in Section 13.10 of the Agreement are hereby amended and restated to read as follows:

            If to the Lender:      BankAmerica Business Credit, Inc.
                                   55 South Lake Avenue, Suite 900
                                   Pasadena, California  91101
                                   Attn:  Mr. Charles Burtch,
                                   Executive Vice President

          with a copy to:          Bank of America - Legal Department
                                   10124 Old Grove Road
                                   San Diego, California 92131
                                   Attn:  Thomas G. Montgomery, Esq.

          If to Borrower:          [no change]

          with a copy to:          Conner & Winters
                                   One Leadership Square
                                   211 North Robinson, Suite 1700
                                   Oklahoma City, Oklahoma  73102-7101
                                   Attn:  Irwin H. Steinhorn, Esq.

All other provisions of Section 13.10 remain unchanged.

                                   ARTICLE III

Ratifications, Representations and Warranties

Section 3.01.Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 3.02.Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

                                    ARTICLE IV

Conditions Precedent

Section 4.01.Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

(a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

(i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

           (ii) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

          (iii) Other Documents. Borrower shall have executed and delivered such other documents and instruments as well as required record searches as Lender may require.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.


                                 ARTICLE V

                               Miscellaneous

     Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 5.02.  Reference to Agreement.  The Agreement, each of the
Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 5.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 5.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 5.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 5.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 5.08. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 5.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 5.10.  Expenses of Lender.  Borrower agrees to pay on demand
(i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 5.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                              "BORROWER"

                              LSB INDUSTRIES, INC.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President


                              "LENDER"

                              BANKAMERICA BUSINESS CREDIT, INC.


                              By:
                              Name:     Michael J. Jasaitis
                              Title:    Vice President



                        CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Sixth Amendment to Loan and Security Agreement dated as of February 13, 1997, between LSB Industries, Inc., and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under that certain Cross-Collateralization and Cross-Guaranty Agreement (the Cross-Collateralization Agreement ) dated as of December 12, 1994, made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Cross-Collateralization Agreement remains in full force and effect and the Cross-Collateralization Agreement is hereby ratified and confirmed.

     Dated as of February 13, 1997.

                              CLIMATE MASTER, INC.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              L&S BEARING CO.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              SUMMIT MACHINE TOOL MANUFACTURING CORP.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              INTERNATIONAL ENVIRONMENTAL
                              CORPORATION


                              By:
                              Name:     Tony M. Shelby
                                        Vice President


                        CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Sixth Amendment to Loan and Security Agreement dated as of February 13, 1997, between LSB Industries, Inc., and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under (i) that certain Continuing Guaranty with Security Agreement (the "Guaranty") dated as of December 12, 1994, and (ii) that certain Cross-Collateralization and Cross-Guaranty Agreement (the Cross-Collateralization Agreement ) dated as of December 12, 1994, each made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty and the Cross-Collateralization Agreement remain in full force and effect and the Guaranty and the Cross-Collateralization Agreement are hereby ratified and confirmed.

     Dated as of February 13, 1997.

                              UNIVERSAL TECH CORPORATION


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              LSB CHEMICAL CORP.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              L&S AUTOMOTIVE PRODUCTS CO.
                              (f/k/a LSB Bearing Corp.)


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              INTERNATIONAL BEARINGS, INC.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              LSB EXTRUSION CO.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              ROTEX CORPORATION


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              TRIBONETICS CORPORATION


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              SUMMIT MACHINE TOOL SYSTEMS, INC.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              HERCULES ENERGY MFG. CORPORATION


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              MOREY MACHINERY MANUFACTURING
                              CORPORATION


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President


                              CHP CORPORATION


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President

                              KOAX CORP.


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President


                              APR CORPORATION


                              By:
                              Name:     Tony M. Shelby
                              Title:    Vice President